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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:          William D. Swain
                  Chief Financial Officer
                  Metricom, Inc.
                  (408) 399-8200

Los Gatos, California, June 20, 1996 -- Metricom, Inc. announced today that in light of the decline in market prices for technology stocks and the current uncertainties in the market, it would not be in the Company's best interest to issue subordinated convertible notes at this time. Accordingly, the Company's investment bankers have been instructed to discontinue the previously planned private placement of such notes.